UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)		October 24, 2006

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-8641	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey		07890
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On October 24, 2006, Selective Insurance Group, Inc. (the “Company”) issued a press release announcing results for the third quarter ended September 30, 2006. The press release is attached hereto as Exhibit 99.1 and is being furnished, not filed, under Item 2.02 to this Report on Form 8-K.

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to By-Laws

On October 24, 2006, the Board of Directors (the “Board”) of the Company, based upon the recommendation of the Corporate Governance and Nominating Committee of the Board, approved amendments to the By-Laws of Selective Insurance Group, Inc. (the “By-Laws”), effective as of October 24, 2006, regarding (i) the maximum age for a person to be eligible for election as a Director of the Company and (ii) methods for notice to the Company’s Directors, Officers, and Committee members.

Under the amendments, the following sentence is revised:  “No person who has attained his 75th birthday shall be eligible for election as a Director.” The foregoing sentence shall now read:  “No person who has attained his 72nd birthday shall be eligible for election as a Director.” The Board directed, based upon the recommendation of the Corporate Governance and Nominating Committee, that corresponding changes be made to the Company’s Corporate Governance Guidelines.

The Board also amended the notice provision of the By-Laws to permit notice by e-mail.

The foregoing description of the By-Laws, as amended and restated effective as of October 24, 2006 (the “Amended and Restated By-Laws”) is qualified in its entirety by reference to the copy of the Amended and Restated By-Laws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	By-Laws of Selective Insurance Group, Inc., as amended and restated effective as of October 24, 2006.

99.1	Press Release of Selective Insurance Group, Inc. dated October 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: October 24, 2006	By:	/s/ Michael H. Lanza

Michael H. Lanza

Senior Vice President, General Counsel

& Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	By-Laws of Selective Insurance Group, Inc., as amended and restated effective as of October 24, 2006.
99.1	Press Release dated October 24, 2006